AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is entered into by and among CENTREX, INC., an Oklahoma corporation ("CENTREX"), E.COLI MEASUREMENT SYSTEMS, INC., a Florida corporation ("EMS"), and UTEK, LLC, a Florida limited liability company ("UTEK").

     WHEREAS, UTEK is the majority shareholder of EMS; and

     WHEREAS, Dr. Alonso Castro has invented a new proprietary technology and related processes for the instantaneous and continuous detection and measurement of the e.coli bacteria in water systems and in process fluids ("Invention") covered by the patents ("Patents") and patent applications pending ("Patent Applications") listed in Schedule 1; and

     WHEREAS, EMS has entered into that certain License Agreement ("License") with the Regents of the University of California ("UC") as operator of the Los Alamos National Laboratories ("LANL"), which grants EMS the exclusive worldwide right to commercialize the Invention; and

     WHEREAS, EMS has also entered into that certain Funds-In Agreement No 98-053 ("Research Agreement") with UC and the Los Alamos National Laboratory ("LANL"), which provides for the funding of certain sponsored research and the completion of a prototype continuous e.coli detection and measurement system and related research; and

     WHEREAS, the parties desire to provide for the terms and conditions upon which EMS will merge into CENTREX in a statutory merger ("Merger") in accordance with 18 Oklahoma Statutes, Section 1082 of the Oklahoma General Business Corporation Act ("Oklahoma Act") and Section 607.1107 of the Corporation Law of Florida ("Florida Act"), upon consummation of which the assets and business of EMS will be owned by CENTREX, all liabilities and obligations of EMS will become the liabilities and obligations of CENTREX, and all issued and outstanding shares of capital stock of EMS will be exchanged for common stock of CENTREX; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                                  Sequentially numbered page 144

                                    ARTICLE I
                                   THE MERGER

     1.01. The Merger

     (a) Agreement to Merge. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, EMS shall be merged with and into CENTREX in accordance with the provisions of this Agreement and the Oklahoma Act; the separate corporate existence of EMS shall cease; and CENTREX shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Merger are CENTREX and EMS. The name of the Surviving Corporation, CENTREX, INC., shall not be changed by reason of the Merger.

     (b) Effective Time. The Merger shall become effective ("Effective Time") upon filing of a Certificate of Merger substantially in the form attached as Exhibit A ("Certificate of Merger") with the Secretary of State of the State of Oklahoma in accordance with applicable provisions of the Oklahoma Act.

     (c) Appointment of Service Agent. CENTREX hereby irrevocably appoints the Secretary of State of the State of Florida as its agent to accept process in Florida in any proceeding for the enforcement of any obligation of any Constituent Corporation in Florida as well as for the enforcement of any obligation of the Surviving Corporation arising from or by reason of the Merger, including any suit or other proceeding to enforce appraisal rights of any shareholder of EMS. CENTREX designates that all such process received by the Secretary of State of Florida shall be sent to CENTREX at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137-3545.

     (d) Effect of the Merger. At the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations, and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities of and claims against of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities of and claims against had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

     1.02. Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Constituent
Corporations:

     (i) Each of the 1,000 shares of EMS that are issued and outstanding at the Effective Time shall be converted into 540 shares of common stock of the Surviving

                                                  Sequentially numbered page 145

Corporation. The parties agree that the agreed fair market value of CENTREX common stock is $.001 per share; and

     (ii) All issued and outstanding options, warrants or other rights to acquire any capital stock of EMS at the Effective Time shall be reason of the Merger and without action on the part of the holders of any such rights be automatically canceled for all purposes; and

     (iii) Each share of common stock of CENTREX issued and outstanding at the Effective Time shall remain issued and outstanding as one share of common stock of the Surviving Corporation.


     1.03. Effect of Merger.

     (a) Rights in EMS Cease. At and after the Effective Time, the holder of each certificate of common stock of EMS shall cease to have any rights as a shareholder of EMS. All dividends or other distributions with respect to EMS common stock prior to the Effective Time shall be payable to the shareholders of EMS without interest upon surrender of certificates representing EMS common stock.

     (b) Closure of EMS Stock Records. From and after the Effective Time, the stock transfer books of EMS shall be closed, and there shall be no further registration of stock transfers on the records of EMS.

     1.04. Certificate of Incorporation of the Surviving Corporation. The Certificate of the Surviving Corporation shall not be changed by reason of the Merger.

     1.05. Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall not be changed by reason of the Merger.

     1.06. Directors of the Surviving Coporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the persons named in Exhibit B until each of their respective successors is duly elected and qualified.

     1.07. Officers of the Surviving Corporation. The officers of the Surviving Corporation immediately after the Effective Time shall be the persons set forth in Exhibit B until each of their respective successors is duly elected and qualified.

     1.08. Closing. The Closing of the Merger shall take place at the offices of Frederick K. Slicker, 8908 S. Yale, Suite 410, Tulsa, Oklahoma 74137-3545 at 5:00 p.m. local time on a mutually agreed date on or before June 30, 1999, or on an earlier date as the parties mutually agree ("Closing Date"). The parties agree to use their good faith efforts to Close the Merger on or as soon after March 31, 1999 as is reasonably possible.

                                                  Sequentially numbered page 146

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.01. General Representations and Warranties of UTEK. UTEK represents and warrants to CENTREX that the facts set forth below are true and correct:

     (a) Organization. EMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct EMS's business and operate properties.

     (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of EMS; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and EMS has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

     (c) Capitalization. The authorized capital of EMS consists of 1,000 shares of common stock, par value $.001 per share; at the date hereof, 950 shares of its common stock were issued and outstanding and owned by UTEK and 50 shares were owned by Dr. Gross, and no shares were held in its treasury. All issued and outstanding shares of common stock of EMS have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of EMS common stock or securities convertible into shares of the common stock of EMS to anyone for any reason whatsoever.

     (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which EMS is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of EMS, enforceable in accordance with its terms, except as the enforcement maybe limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to the knowledge of EMS or UTEK threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets,

                                                  Sequentially numbered page 147
prospects, the Patents, the Patent Applications, the License, the Research Agreement or the results of the operations of EMS.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by EMS with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the corporate charter or bylaws of EMS, the Patents, the Patent Applications, the License, the Research Agreement, or any agreement, contract, instrument, order, judgment or decree to which EMS is a party or by which EMS or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by EMS or performance of the obligations of EMS hereunder or under any other agreement to which EMS is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person or prevent the termination of the Patents, the Patent Applications, the License, the Research Agreement or any other material right, privilege, license or agreement relating to EMS or its assets or business.

     (h) Title to Assets. EMS has or will by Closing have good and marketable title to its assets (tangible and intangible), free and clear of all liens, claims, charges, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

     (i) The Patents, the Patent Applications, the License and the Research Agreement.

          (1) To the knowledge of UTEK and EMS, the Patents listed in Schedule 1 are valid and are in full force and effect to the extent the Patents have been granted; the Patent Applications which are pending are being prosecuted in good faith with diligence; and neither UTEK nor EMS has any reason to believe that these Patent Applications will not be granted; and

          (2) To the knowledge of UTEK and EMS, the Invention does not and will not infringe the intellectual or other rights of another. This representation and warranty is not a representation or warranty that there are no infringing intellectual rights of any other but is a representation and warranty only that neither EMS nor UTEK has any knowledge thereof; and CENTREX acknowledges that neither UTEK nor EMS has conducted an independent investigation to

                                                  Sequentially numbered page 148
               determine whether the Invention infringes the rights of any other party or that the Invention itself is marketable; and

          (3) The Invention is owned by UC and UC has all right, power, authority, ownership and entitlement to file, prosecute and maintain in effect the Patents and Patent Applications with respect to the Invention listed in Schedule 1 hereto; and

          (4) Dr. Castro is the only Inventor of the Invention; and he has assigned all his rights in the Invention to UC; and

          (5) The License Agreement is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms; and

          (6) The Research Agreement is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

     (j) Liabilities of EMS. EMS has no assets, no liabilities of any kind, character or description except those created by the License Agreement or the Research Agreement. All attorneys' fees and expenses relating to the filing and the prosecution of the Patents and the Patent Applications which were incurred prior to Closing will be paid before Closing.

     (k) Condition of Tangible Assets. All of the tangible assets of EMS have been operated in accordance with customary Operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

     (l) Financial Statements. The unaudited financial statements of EMS attached as Schedule 2.01(1) as of the Closing will present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. EMS has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of EMS except as specifically set forth in the EMS financial statements, including the obligation to maintain the Patents from and after the date of the License Agreement, or in a schedule attached hereto and specifically agreed to by CENTREX. In the event the Inventor ceases to be employed by LANL prior to the Closing and become employed by another qualified institution eligible to accept sponsored research funds, EMS shall use its best good faith efforts to cause the new institution to agree to continue the Research Agreement relating to the Invention in accordance with an agreement acceptable to CENTREX.

                                                  Sequentially numbered page 149

     (m) Taxes. All returns, reports, statements and other similar filings required to be filed by EMS with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of EMS for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from EMS by any taxing authority, have been properly paid, except to the extent contested in good faith by appropriate proceedings and reserves have been established in its financial statements to the full extent if the contest is adversely decided against it. EMS has not received any notice of assessment or proposed assessment in connection with any tax returns, EMS has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. EMS has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon EMS.

     (n) Absence of Certain Changes or Events. EMS has not, and without the written consent of CENTREX, it will not have:

          (i) Sold, encumbered, assigned or transferred any of its material assets or its interest in the Patents, the Patent Applications, the Research Agreement, the License or any other material asset; or

          (ii) Amended or terminated the License or the Research Agreement; or

          (iii) Suffered any material damage, destruction or loss; or

          (iv) Received notice or have knowledge of any material adverse effect on the Patents, the Patent Applications, the Research Agreement or the License or any other material asset or liability of EMS; or

          (v) Made any commitments or agreements for capital expenditures or otherwise; or

          (vi) Entered into any transaction or made any commitment not disclosed to CENTREX; or

          (vii)Agreed to take any of the actions set forth in this paragraph.

                                                  Sequentially numbered page 150

     (o) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to CENTREX and such agreements are in full force and effect without amendment. In addition:

          (i)  There are no  outstanding  unpaid  promissory  notes,  mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to EMS; and

          (ii) There are no outstanding operating agreements, lease agreements or similar agreements by which EMS is bound; and

          (iii)The complete and executed License Agreement and the Research Agreement and the Patents and the Patent Applications with all schedules, exhibits and amendments related thereto and all material correspondence with the patent authorities relating thereto have been provided to CENTREX; and

          (iv) There are no outstanding licenses to or from others of any intellectual property and trade names; and

          (v) There are no outstanding contracts or commitments to sell, lease or otherwise dispose of any of the property of EMS.

     (p) Compliance with Laws. EMS is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. EMS owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and EMS is in full compliance therewith.

     (q) Litigation. There is no suit or action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against EMS or the Patents, the Patent Applications, the License or the Research Agreement affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

     (r) Employees. EMS has no employees. EMS is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any of the employees.

                                                  Sequentially numbered page 151

     (s) Employee Benefit Plans. There are no employee benefit plans in effect, and there are no outstanding or unfunded liabilities to employees of EMS.

     (t) Books and Records. The books and records of EMS are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business, financial condition and liabilities.

     (u) No Broker's Fees. Neither UTEK nor EMS has incurred any finder's, broker's, investment banking, financial, advisory or other similar fees or obligations.

     (v) Full Disclosure. All representations or warranties of UTEK and EMS are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by EMS herein or in the exhibits and schedules hereto or any document delivered by EMS or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

     2.02. General Representations and Warranties of CENTREX. CENTREX represents and warrants to UTEK and EMS that the facts set forth are true and correct:

     (a) Organization. CENTREX is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct its business and operate properties.

     (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of CENTREX; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

     (c) Capitalization. The authorized capital of CENTREX consists of 45,000,000 shares of common stock, par value $.00l per share, of which up to 7,000,000 shares will be issued and outstanding immediately after the Effective Time, and 5,000,000 shares of Preferred Stock, none of which is issued and outstanding. All issued and outstanding shares of common stock of CENTREX have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There will be no outstanding options, warrants,

                                                  Sequentially numbered page 152
commitments, calls or other rights or agreements requiring it to issue any shares of CENTREX common stock or securities convertible into shares of its common stock to anyone for any reason whatsoever immediately after the Effective Time.

     (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which CENTREX is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of CENTREX, enforceable in accordance with its terms, except as the enforcement maybe limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of CENTREX.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by CENTREX with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, its corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of the assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement and performance of the obligations of CENTREX hereunder or under any other agreement to which CENTREX is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to CENTREX or its assets or business.

     (h) Title to Its Assets. CENTREX has good and marketable title to its assets (tangible and intangible), free and clear of all charges, claims, liens, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

     (i) Condition of Tangible Assets. All of its tangible assets have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

                                                  Sequentially numbered page 153

     (j) Financial Statements. The unaudited financial statements of CENTREX attached as Schedule 2.02(j) as of the Closing will present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. CENTREX has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of CENTREX except as specifically set forth in the CENTREX financial statements.

     (k) Taxes. All returns, reports, statements and other similar filings required to be filed by it with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of it for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from it by any taxing authority, have been properly paid, except to the extent it has contested in good faith by appropriate proceedings and adequate reserves have been established in its financial statements to the full extent if the contest is adversely decided against it. CENTREX has not received any notice of assessment or proposed assessment in connection with any tax returns. CENTREX has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. CENTREX has no knowledge of any basis for any additional assessment of taxes. CENTREX has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon it.

     (l) Absence of Certain Changes or Events. CENTREX has not and, without the written consent of EMS, it will not have:

          (i) Sold, encumbered, assigned or transferred any of its material assets for less than fair consideration; or

          (ii) Amended or terminated any material agreement; or

          (iii) Suffered any material damage, destruction or loss; or

          (iv) Received notice or have knowledge of any material adverse effect on its material assets; or

                                                  Sequentially numbered page 154

          (v)  Made any commitments or agreements for capital expenditures; or

          (vi) Entered into any transaction other than in the ordinary course of business consistent with past practice; or

          (vii)Agreed to take any of the actions set forth in this paragraph.


     (m) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to EMS:

          (i) All material promissory notes, mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to it; and

          (ii) All material operating agreements and lease agreements; and

          (iii)All material licenses to or from others of any intellectual property and trade names.

     (n) Compliance with Laws. CENTREX is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. CENTREX owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and it is in full compliance therewith.

     (o) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against it affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

     (p) Employees. CENTREX has 4 employees. CENTREX has no written agreements with its employees.

     (q) Employee Benefit Plans and Arrangements. There are no employee benefit plans in effect, and there are no unfunded liabilities to employees.

     (r) Books and Records. The books and records of CENTREX are complete and accurate in all material respects, fairly present its business and operations, have been

                                                  Sequentially numbered page 155
maintained in accordance with good business practices, and accurately reflect in all material respects its business and financial condition.

     (s)  No  Broker's  Fees.  CENTREX  has  incurred  no  finder's,   broker's,
investment banking, financial, advisory or other similar fee in connection with this Agreement, except the fee payable to UTEK.

     (t) Full Disclosure. All representations or warranties of CENTREX are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by it herein or in the exhibits and schedules hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

     2.03. Investment Representations of UTEK Shareholders. UTEK and Dr. Gross each individually represents and warrants to CENTREX that:

     (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares ("Shares") of common stock of CENTREX issuable pursuant to the Merger. It is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares. The acquisition of the Shares is for its own account and is for investment. Except as permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the Shares. All information that it has supplied to CENTREX in connection with this Agreement is true and correct. It acknowledges that an investment in the Shares involves a very high degree of risk. It has conducted all investigations and due diligence concerning CENTREX which it deems appropriate, and it has found all such information obtained fully acceptable. It is knowledgeable about the prospects, business, financial condition, operations and possible acquisitions of CENTREX. It has had an opportunity to ask questions of the officers and directors of CENTREX concerning the Shares and the business and financial condition of and prospects for CENTREX, and the officers and directors of CENTREX have adequately answered all questions asked and made all relevant information requested available to it. It understands that success of CENTREX is dependent upon CENTREX's receipt of funds necessary to provide working capital, which may not occur. It understands and agrees that the following restrictions and limitations are applicable to the purchase, resale and distribution of the Shares pursuant to applicable securities laws.

     (b) Stock Transfer Restrictions.

          (i) It is aware that it must bear the full economic risk of an investment in the Shares of CENTREX for an indefinite period of time, because the transaction

                                                  Sequentially numbered page 156
               in which the Shares are being issued has not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state; and, therefore, the Shares cannot be sold, pledged, transferred or otherwise disposed of unless registered under applicable securities laws or an exemption from registration is available. It further understands that only CENTREX can take action to register the Shares, and the cost of registration is prohibitive.

          (ii) A legend will be placed on the certificates representing the common stock of CENTREX in substantially the following form:


                             NOTICE OF TRANSFER RESTRICTIONS

     The shares evidenced by this Certificate have been acquired for investment only and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The Shares may not be sold, transferred, pledged or otherwise disposed of without the receipt of an opinion of counsel acceptable to CENTREX that no such registration is required.

          (iii)Stop transfer instructions have been placed in CENTREX's transfer records with respect to the Shares to insure that any transfer or disposition thereof is in full compliance with applicable law. It agrees that CENTREX may refuse or delay transfer of the Shares or impose other restrictions on the transfer of the Shares if CENTREX is not satisfied that the transfer is lawful. However, CENTREX acknowledges and agrees that this determination must be made within a reasonable time; and if CENTREX finds the transfer is satisfactory and permitted by applicable law, CENTREX will not refuse or delay the transfer.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

     3.01. Corporate Approvals. Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and Shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

     3.02. Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

                                                  Sequentially numbered page 157

     3.03. Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Merger and the transactions contemplated hereby.

     3.04. Covenants. Except as permitted in writing, each party agrees that it will:

          (i) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Merger; and

          (ii) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Merger or the transactions contemplated hereby or upon the business, assets or results of operations; and

          (iii)Not modify its corporate structure, except as necessary or advisable in order to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Merger and the transactions contemplated hereby are subject to the following conditions which may be waived to the extent permitted by law:

     (a) Each party must obtain the approval of its Board of Directors and shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted; and

     (b) Each party shall  obtain all  requisite  licenses,  permits,  consents,
authorizations   and   approvals   required  to  complete  the  Merger  and  the
transactions contemplated hereby; and

     (c) There shall be no effective injunction, writ or preliminary restraining order or other order of a similar nature issued by any court or governmental agency having jurisdiction directing that the Merger or the transactions contemplated hereby shall not be consummated; and

     (d) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

     (e) CENTREX shall pay EMS the following amounts:

                                                  Sequentially numbered page 158

          (1) Initial License Fee of $7,000, payable to UC on or before Closing; and

          (2) Up-Front Annual License Fee of $2,500, payable to UC on or before January 1, 2000; and

          (3) Initial Research Fee of $70,000 pursuant to the Funds In Research Agreement, payable to UC on or before Closing.

     (f) CENTREX shall enter into a Consulting Agreement with UTEK.

     (g) The Patents are valid and in full force and effect; and the Patent Applications have been prosecuted in good faith with reasonable diligence.

     (h) The Research Agreement is valid and in full force and effect and there has been no default therein; and

     (i) The License is valid and in full force and effect and there has been no default therein.

     (j) The Inventor has entered into a Consulting Agreement with CENTREX in mutually agreed form and substance which provides that Dr. Castro will be available to provide consulting services and technical advice to CENTREX from time to time about the Invention, so long as such advice and consulting services do not unreasonably interfere with his duties and responsibilities with LANL and UC.


                                    ARTICLE V
                                 INDEMNIFICATION

     (a) By UTEK. UTEK agrees to indemnify, defend and hold harmless CENTREX and its shareholders, directors, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of the: (i) breach, inaccuracy, misrepresentation or untruth of any representation or warranty, or the nonfulfillment of any agreement or covenant of UTEK contained in this Agreement or in any document delivered by UTEK or EMS to CENTREX pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing. The liability of UTEK hereunder may be satisfied by the return to CENTREX of shares of CENTREX common stock issued pursuant hereto valued at the fair market value on the date the breach is discovered to the extent of the breach.

                                                  Sequentially numbered page 159

     (b) By CENTREX. CENTREX agrees to indemnify, defend and hold harmless UTEK and its member, managers, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of:
(i) the breach, inaccuracy, misrepresentation or untruth of any representation, warranty, or the nonflilfillment of any agreement or covenant of CENTREX contained in this Agreement or in any document delivered by it to UTEK pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

     (c) Costs. The indemnification rights and obligations of a party hereto shall include the right to receive and the duty to pay and reimburse the indemnified party all its reasonable costs and expenses incurred in the enforcement of its rights hereunder.

     (d) Survival of Representations and Warranties.

                  (1) The representations and warranties made by UTEK shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. UTEK shall have liability and responsibility for the surviving representations and warranties made by it herein, notwithstanding any due diligence investigation or examination by CENTREX.

                  (2) The representations and warranties made by CENTREX shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. CENTREX shall have liability and responsibility for the surviving representations and warranties made to CENTREX, notwithstanding any due diligence investigation or examination by UTEK.

     (e) Limitations on Liability. Notwithstanding any other provision herein to the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $500, and then such liability shall apply only to matters in excess of $500.

     (f) Rights of Indemnitors. The indemnified party shall notify the indemnifying party of the assertion or commencement of such action, claim or proceeding within a reasonable period of time or, if citation or service of process has been made, within 15 days thereafter. The indemnified party may, at its option and at its sole expense, participate in the defense of and contest any such action, claim or proceeding; provided, however, the indemnified party shall at all times also have the right to participate fully therein. If the indemnifying party, within a reasonable time after receiving such notice, fails to participate,

                                                  Sequentially numbered page 160
the indemnified party shall have the right, but shall not be obligated, to undertake the defense of the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, in the event that the indemnified party shall determine to compromise or settle (exercising its judgment in good faith) any such action, claim or proceeding, the indemnified party shall be required to give the indemnifying party 15 days' notice of such determination after its receipt of actual notice of the claim. The indemnified party shall then be entitled to compromise or settle the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, the settlement shall be effective without the consent of both the indemnifying and indemnified parties, which consent shall not be reasonably withheld. The parties agree that any indemnified party may join any indemnifying party in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such indemnified party pursuant to this Agreement.

     (g) Additional Rights. Any right of indemnity of any party pursuant to this Agreement shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Agreement, any document or instrument executed in connection with the consummation of the transaction contemplated hereby or otherwise.

                                   ARTICLE VI
                                   ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitrations shall be conducted in Tulsa, Oklahoma, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.

                                   ARTICLE VII
                                  MISCELLANEOUS

     No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply

                                                  Sequentially numbered page 161
with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.



                                  ARTICLE VIII
                          PIGGYBACK REGISTRATION RIGHTS

     CENTREX covenants and agrees that if it files with the Securities and Exchange Commission an underwritten registration statement on SEC Form S-SB1 or Form S-1 or its equivalent which includes the offer of shares owned by shareholders of CENTREX, CENTREX will use its best efforts to include some or all of the shares of CENTREX common stock issued to and then held by UTEK pursuant to this Agreement. If the underwriters include any selling shareholder shares, UTEK shall be permitted to include some or all of its CENTREX shares on a pro rata basis to the extent and upon the same terms and conditions as other CENTREX shareholders are permitted to have their CENTREX shares included in the proposed offering. If the underwriters do not permit for any reason the inclusion of selling shareholder shares in the offering, UTEK shares shall also not be included. It is the expressed intent of this Article that UTEK be treated exactly the same as any other selling CENTREX shareholder in connection with any underwritten offering of CENTREX common stock, no better and no worse. If CENTREX proposes an underwritten offering, CENTREX will give UTEK 15 days' prior written notice thereof, and UTEK shall give CENTREX notice within 10 days thereafter of UTEK's desire as to the number of shares, if any, that UTEK desires to include in the offering. CENTREX will notify the lead underwriters of UTEK's desire, and CENTREX will include UTEK shares in accordance with this Article. As a condition of including any UTEK shares in the offering, UTEK shall
(1) sign all underwriting agreements, representations, warranties, certificates and other papers as the underwriters require of UTEK and other CENTREX shareholders whose shares are to be included in the offering; (2) pay pro rata all costs of the offering to the same extent as other CENTREX selling shareholders are required to pay; and (3) take all other actions and do all other things as are required of other selling shareholders. Failure of UTEK to respond within 10 days after notice of CENTREX's intention to file an underwritten offering shall constitute a waiver of the rights set forth in this Article.

                                                  Sequentially numbered page 162

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this ________ day of March, 1999.



CENTREX, INC.                                   E.COLI MEASUREMENT SYSTEMS,
                                                INC.

By:/ s /  Gifford M. Mabie                      By:/ s /  Clifford M Gross
__________________________                      ________________________________
Gifford M. Mabie, CEO                           Dr. Clifford M. Gross, President

                                                UTEK, LLC

/ s /  Clifford M. Gross                        By:/ s /  Clifford M. Gross
__________________________                      ________________________________
Dr. Clifford M. Gross, Individually as to       Dr. Clifford M. Gross, Chief
Paragraph 2.03 only                             Executive Officer

                                                  Sequentially numbered page 163

                              CERTIFICATE OF MERGER


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105.

     This Certificate of Merger is being filed pursuant to Section 1082 of the Oklahoma General Corporation Act. In lieu of filing an executed Agreement and Plan of Merger, the Surviving Corporation hereby states and certifies as follows:

1.   The  names  and  states  of   incorporation  of  each  of  the  Constituent
     Corporations are:

     NAME OF CORPORATION                          STATE OF INCORPORATION

     Centrex, Inc.                                Oklahoma
     E.coli Measurement System, Inc.              Florida

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation, in accordance with the provisions of Section 1082 of Title 18 of the Oklahoma Statutes and Section 601.1107 of the Corporation Laws of Florida.

3.   The name of the Surviving Corporation is Centrex, Inc.

4 The Certificate of Incorporation of the Surviving Corporation is not being changed by reason of the Merger.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 8908 S. Yale, Suite 409, Tulsa, OK 74137-3545.

6. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of any Constituent Corporation.

7. The authorized capital of E.coli Measurement System, Inc. is 1,000 shares of common stock, par value $1.00 per share, and 1,000 shares are issued, outstanding and voted for the Merger.

                                                  Sequentially numbered page 164

                                    Exhibit B
                                       to
                          Agreement and Plan of Merger



                                    Directors

                                Gifford M. Mabie
                                Rhonda R. Vincent



                                    Officers

              Gifford M. Mabie                President and CEO
              Rhonda R. Vincent               Vice President and CFO
              Frederick K. Slicker            Vice President and General Counsel
              Thomas Coughlin, M.D            Vice President
              Rhonda R. Vincent               Treasurer
              Rhonda R. Vincent               Secretary

                                                  Sequentially numbered page 165

                                   SCHEDULE 1

                                 PATENT POSITION

o US Provisional Patent No._______ dated December 18, 1998 under the title "Method for the Detection of Specific Nucleic Acid Sequences by Polymerase Nucleotide Incorporation"

o    Canadian Patent No.______ dated _______

o    Pending Patents: None



                                                  Sequentially numbered page 166